UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
 _____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2017
 _____________________________
Medtronic Public Limited Company
(Exact name of Registrant as Specified in its Charter)
  _____________________________

Ireland	1-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 On Hatch, Lower Hatch Street Dublin 2, Ireland
(Address of principal executive offices)
(Registrant’s telephone number, including area code): +353 1 438-1700
 _____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2017, Bryan C. Hanson notified Medtronic Public Limited Company (the “Company”) that he would be resigning as the Company’s Executive Vice President and President, Minimally Invasive Therapies Group, effective as of December 18, 2017.

Item 7.01.	Regulation FD Disclosure.

On December 19, 2017, the Company issued a press release announcing the appointment of Robert J. White, previous Senior Vice President and President of Medtronic’s Asia Pacific (APAC) Region, as Executive Vice President and President of Medtronic’s Minimally Invasive Therapies Group (MITG). In addition, the Company announced that Chris Lee, Senior Vice President and President of Medtronic’s Greater China Region, will assume the position of APAC Region President. Lee will remain the interim President of the Greater China Region until a permanent successor is named in the coming weeks. These leadership changes are effective immediately. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1033, as amended, or the Exchange Act.

Item 9.01.	Exhibits.
(d) List of Exhibits

Exhibit Number	Description

99.1	Press release, dated December19, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC PUBLIC LIMITED COMPANY

	By	/s/ Bradley E. Lerman
Date: December 19, 2017		Bradley E. Lerman
Senior Vice President and General Counsel